SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K




               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934




       Date of Report (Date of earliest event reported) February 1, 2000





                           Reliability Incorporated
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



             Texas                    0-7092               75-0868913
   ------------------------       ---------------      ------------------
    (State or other juris-       (Commission file         (IRS Employer
   diction or incorporation)          Number)          Identification No.)




              16400 Park Row, PO Box 218370
                     Houston, Texas                       77218-8370
         --------------------------------------            --------
        (Address of principal executive offices)          (Zip Code)




        Registrant's telephone number, including area code 281-492-0550



















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Items 1-4.  Not applicable.

Item 5. Other Events.

      On February 1, 2000, Reliability Incorporated (the "Company") announced approval by the board of directors of a plan to repurchase up to 1,500,000 shares of its common stock for cash. As of February 1, 2000, the Company had 6,631,765 shares of common stock outstanding; if all 1,500,000 shares are purchased, they would represent 22.6% of the outstanding shares before the purchase. Shares will be purchased at market price when and as the Company determines. The Company will use internally generated cash to fund the share purchases and will not borrow any funds to purchase shares.

      The Company intends to hold the shares purchased as treasury shares for use with stock options, to match employee contributions to the Company's 401(k) plan, to fund profit sharing contributions to the Company's employee stock savings plan and for possible future acquisitions, if any. The buy-back program will be managed through Harris, Webb & Garrison, Inc.

      As of the date of this report, no shares have been purchased.

Item 6. Not applicable.

Item 7. Financial Statements and Exhibits.

      (a)   Financial statements of businesses acquired. Not applicable.

      (b)   Pro forma financial information. Not applicable.

      (c)   Exhibits. Not applicable.

Signatures

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 15, 2000       Reliability Incorporated


                                          /s/ Max T. Langley
                                          --------------------------------
                                          Max T. Langley,
                                          Senior Vice President

















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